                                                                   EXHIBIT 21.1


                                   SUBSIDIARIES




COMPANY                                           JURISDICTION OF ORGANIZATION
Far Beyond Investments Limited                    British Virgin Islands Company

Harbin Asibao Chemical Fiber Company Limited      Sino-Foreign Joint Venture Company

